   As filed with the Securities and Exchange Commission on December 29, 1995

                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          HYPERION SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             06-1326879
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                777 LONG RIDGE ROAD, STAMFORD, CONNECTICUT 06902
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                  HYPERION SOFTWARE CORPORATION 1991 STOCK PLAN
                            (Full title of the plan)

                              --------------------

                                JAMES A. PERAKIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          HYPERION SOFTWARE CORPORATION
                 777 LONG RIDGE ROAD, STAMFORD CONNECTICUT 06902
               (Name and address of agent for service of process)

                                  203-321-3500
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                              JAMES P. O'HARE, ESQ.
                           TESTA, HURWITZ & THIBEAULT
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
 Title of Securities       Amount to be       Proposed maximum      Proposed maximum         Amount of
  to be registered          registered       offering price per    aggregate offering    registration fee
                                                   share(1)              price

  Common Stock, par         1,600,000              $18.63             $29,808,000             $10,279
     value $.01
=========================================================================================================

      (1) Pursuant to Rule 457(h)(1), the price of $18.63 per share, which is the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotation System on December 22, 1995, is set forth solely for purposes of calculating the filing fee.

        This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the 1991 Stock Plan are effective. Pursuant to General Instruction E, the Registrant incorporates the information identified in Part II below from the Registrant's Registration Statements on Form S-8 (Registration No. 33-44127 and Registration No. 33-57145).

                                           PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

      Exhibit No.                   Description of Exhibit
      -----------                   ----------------------
             5.1                    Opinion of Testa, Hurwitz & Thibeault.

            23.1                    Consent of Testa, Hurwitz & Thibeault
                                    (contained in its opinion as Exhibit 5.1).

            23.2                    Consent of Ernst & Young.

            24.1 Power of Attorney (contained in page 3 of this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut, on this 15th day of December, 1995.

                                       HYPERION SOFTWARE CORPORATION

                                       By: /s/ James A. Perakis
                                          ---------------------------
                                          James A. Perakis
                                          President and
                                          Chief Executive Officer

      We, the undersigned officers and directors of Hyperion Software Corporation, hereby severally constitute and appoint James A. Perakis and Lucy Rae Ricciardi, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and all amendments (including post-effective amendments) to said registration statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Hyperion Software Corporation to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title(s)                                           Date
---------                              --------                                           ----
/s/ James A. Perakis                   President, Chief Executive Officer and Director    December 15, 1995
-----------------------------
James A. Perakis

/s/ Gary G. Greenfield                 Director                                           December 18, 1995
-----------------------------
Gary G. Greenfield

                                       Director
-----------------------------
Harry S. Gruner

/s/ William W. Helman IV               Director                                           December 28, 1995
-----------------------------
William W. Helman IV

/s/ Marco Arese Lucini                   Director                                         December 15, 1995
-----------------------------
Marco Arese Lucini

                                         Director
-----------------------------
Aldo Papone

                                         Director
-----------------------------
Robert W. Thomson

/s/ Lucy Rae Ricciardi                   Senior Vice President and Chief Financial        December 15, 1995
-----------------------------            Officer
Lucy Rae Ricciardi

/s/ Michael A. Manto                     Corporate Controller                             December 15, 1995
-----------------------------
Michael A. Manto

                                  EXHIBIT INDEX

Exhibit              Description of Exhibit
-------              ----------------------
       5.1           Opinion of Testa, Hurwitz & Thibeault.

      23.1           Consent of Testa, Hurwitz & Thibeault
                     (contained in its opinion as Exhibit
                     5.1).

      23.2           Consent of Ernst & Young LLP.

      24.1           Power of Attorney (see page 3 of
                     Registration Statement).